FIRST AMENDMENT TO LEASE AGREEMENT

          THIS FIRST AMENDMENT TO LEASE AGREEMENT(this “First Amendment”) is made and entered into as of this 1st day of March, 2013 (the “Effective Date”) by and between EASTMAN KODAKCOMPANY, a New Jersey corporation (“Landlord”) and NATCORE TECHNOLOGY, INC., a Delaware corporation (“Tenant”).

WITNESSETH:

          WHEREAS, pursuant to that certain Lease Agreement between Landlord and Tenant dated as of July 18, 2011 (the “Original Lease” and together with this First Amendment, the “Lease”), Tenant currently leases from Landlord approximately 4,053 usable square feet of space located on the first floor of that certain building known as Building 308, located at the manufacturing plant known as Eastman Business Park, in the City of Rochester, County of Monroe, and the State of New York; and

          WHEREAS, Tenant desires and Landlord has agreed to allow Tenant to occupy additional space and to extend the Lease Term; and

          WHEREAS, the Original Lease requires Landlord to provide Tenant with certain utilities upon the terms and conditions more particularly described in the Original Lease; and

          WHEREAS, Landlord has entered into a contract with RED- Rochester, LLC (“RED”) to sell its utility business; and

          WHEREAS, subject to the terms and conditions of this First Amendment, Landlord and Tenant desire to amend the terms of the Original Lease to: (i) expand the Premises; (ii) extend the Lease Term; and (iii) reflect changes in the utility charges and method of calculating such utility charges resulting from the above-referenced sale.

          NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, Landlord and Tenant agree to amend the Original Lease as follows:

           1. PREMISES. The first sentence of Section 1(a) of the Original Lease entitled “Definition of the Premises” is hereby deleted in its entirety and replaced with the following:

               Landlord hereby leases unto Tenant and Tenant hereby accepts from Landlord, approximately 19,376 usable square feet of space (the “Premises”) located in that certain building known as Building 308 (the “Building”), located at the manufacturing plant known as Eastman Business Park (“EBP”), in the Town of Greece, County of Monroe and State of New York.

          2. SUBSTITUTION OF EXHIBIT A. Exhibit A attached to the Lease is hereby deleted in its entirety and replaced with EXHIBIT A-1 attached hereto and made a part hereof.

          3. TERM.

               (a) The Lease Term is hereby extended until the earlier of (i) June 30, 2015; or (ii) the earlier termination or cancellation of the Lease, in accordance with the terms of the Lease. All references to “Expiration Date” in the Original Lease shall mean the Expiration Date, as extended by this Section 3 of this First Amendment.

               (b) Section 2(c) of the Original Lease is hereby deleted in its entirety.

          4. RENT. Beginning on June 1, 2013, the Base Rent set forth in Section 4(a) of the Original Lease shall increase to ONE HUNDRED THREE THOUSAND SIX HUNDRED DOLLARS AND 34/100 ($103,596.00) per year, payable in equal monthly installments of EIGHT THOUSAND SIX HUNDRED THIRTY THREE DOLLARS AND 00/100 ($8,633.00).

          5. SUBSTITUTION OF EXHIBIT D. Effective for Utility Services provided after the last meter read prior to the closing date of the sale of Landlord’s utility business to RED (the “Switchover Time”), EXHIBIT D attached to the Lease (the “Existing Exhibit D”) shall be replaced with EXHIBIT D-l attached to this Amendment (the “Substitute Exhibit D”). For Utility Services provided through the Switchover Time, the charges shall be determined in accordance with the Existing Exhibit D; provided, if the closing date of the sale of Landlord’s utility business to RED (the “Closing Date”) occurs on or prior to May 31, 2013 there shall be no reconciliation as contemplated by paragraph 4 of the Existing Exhibit D with respect to the period from the last meter read prior to January 1, 2013 through the Switchover Time (the “Stub Period”), otherwise, there shall be a reconciliation as contemplated by paragraph 4 of the Existing Exhibit D with respect to the Stub Period where the references to “calendar year” in such paragraph 4 shall mean the Stub Period. Landlord shall provide Tenant with written notice promptly following the Closing Date, which written notice shall set forth the date on which the Substitute Exhibit D has taken effect. Failure to send such notice shall not affect the validity of this Amendment.

          6. RATIFICATION. Except as modified herein, all other terms and conditions of the Original Lease shall remain unchanged and in full force and effect and are hereby ratified and confirmed by the parties hereto.

          7. CAPITALIZED TERMS; CONFLICT WITH LEASE. Except as expressly provided herein, all capitalized terms used herein shall have the meanings ascribed to them in the Original Lease. Any inconsistencies or conflicts between the terms and provisions of the Original Lease and the terms and provisions of this Amendment shall be resolved in favor of the terms and provisions of this Amendment.

          8. MODIFICATION. This Amendment shall not be modified except in writing signed by both parties.

          9. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement.

          10. NO ASSUMPTION. Nothing herein is intended or shall be deemed to: (a) be an assumption or rejection of the Original Lease pursuant to section 365 of title 11 of the United States Code (the “Bankruptcy Code”); (b) be a determination that the Original Lease is a postpetition lease or agreement; or (c) impair, prejudice, waive or otherwise affect any rights of the Landlord and its estate in connection with the Landlord’s chapter 11 cases or under the Bankruptcy Code, including, without limitation, the rights of the Landlord and its estate to reject the Original Lease. For the avoidance of doubt, the parties hereby acknowledge and agree that the Original Lease shall remain a prepetition lease or agreement subject to rejection under section 365 of the Bankruptcy Code by the Landlord and its estate notwithstanding the parties entry into this document, and in the event that the Landlord and its estate rejects the Original Lease, any allowed claims for damages arising from the Landlord’s rejection shall be treated as a general unsecured claim against the Landlord’s estate in accordance with section 365(g)(1) of the Bankruptcy Code.

          IN WITNESS WHEREOF, the undersigned have executed this Amendment effective as of the Effective Date.

LANDLORD:

EASTMAN KODAK COMPANY

By:
Name:
Title:	Director of Real Estate

TENANT:

NATCORE TECHNOLOGY, INC.

By:
Name:	Charles Provini
Title:	President and CEO.

EXHIBIT A-l
Floor Plan Depicting the Premises

EXHIBIT A-1

Eastman Business Park, Building 308, Floor 1

Building Code	Floor Code	Room Code	Room Area	Room Cateqory

308-KP	01	134	1,958.85	MFG
308-KP	01	134 A	6,897.05	STOR
308-KP	01	135	2,652.76	MFG
308-KP	01	135 A	62.34	MFG
308-KP	01	136	697.27	MFG
308-KP	01	136 B	57.91	MFG
308-KP	01	137	160.69	MFG
308-KP	01	138	141.52	MFG
308-KP	01	139	422.24	OFF
308-KP	01	140 A	428.21	MFG
308-KP	01	141	3,893.89	MFG
308-KP	01	141 A	162.50	MFG
308-KP	01	141 B	96.82	MFG
308-KP	01	141 C	100.29	MFG
308-KP	01	14O	1,644.04	MFG

			19,376.38	Overall Total

EXHIBIT D-l

Utility Services Charges

1.	Utility Services Charges. In consideration for the Utility Services consumed at the Building, Tenant shall pay charges, all as more fully described in this EXHIBIT D-l.

2.	Definitions. For the purposes of this EXHIBIT D-l the following terms shall have the following definitions:

“Overhead Charge” means, with respect to each billing month, the Tenant Base Amount for such billing month multiplied by twenty-five percent (25%).

“RED” means RED-Rochester, LLC, a Delaware limited liability company.

“Sanitary Sewer Charges” means for each billing month an amount equal to $83.33 (equivalent to $1,000 per year).

“Standard Base Rate” means, with respect to each Utility Service for each billing month, the rate reported by RED as the standard average rate per unit for such Utility Service with respect to such billing month charged by RED to customers of Eastman Business Park generally.

“Tenant Base Amount” means, with respect to each billing month, the sum of the results of the Standard Base Rate with respect to each Utility Service for such billing month multiplied by the number of units of such Utility Service consumed or deemed to be consumed by Tenant during such billing month.

“Utility Services Charges” means the charges payable by Tenant for Utility Services as determined in accordance with paragraph 4 of this EXHIBIT D-l.

3.

Usage Determination. Tenant’s consumption of each of the Utility Services shall be computed in accordance with meters measuring actual delivery of such Utility Service to the Premises, or if no such meter exists, then in accordance with the reasonable estimate of Landlord based on the meters measuring the actual delivery of such Utility Service to the Building or portion of the Building in which the Premises is located or, if no such meter exists, based upon Landlord’s reasonable estimate derived in a manner similar to Landlord’s estimates for allocation of Utility Services charges to other occupants of the Building or other adjacent buildings in Eastman Business Park.

4.

Utility Services Charges. For each billing month, the Utility Services Charges shall be equal to the Tenant Base Amount for such billing month, the Overhead Charge for such billing month and the Sanitary Sewer Charges for such billing month.

5.

Operating Dividend. Landlord shall credit to Tenant a pro rata portion, based on utility consumption and the Standard Base Rates during the relevant period, of each operating dividend actually received by Landlord from RED. Landlord shall credit such amount to Tenant on the invoice issued to Tenant after the receipt by Landlord of the Operating Dividend from RED. For purposes of this paragraph 5, the date of the invoice on which Landlord receives a credit attributable to an Operating Dividend shall be deemed to be receipt by Landlord of such Operating Dividend.

6.

Calculations. The number of units of wastewater treatment and sewer provided to Tenant during any billing month shall be deemed to be the number of units of process water provided to Tenant during such billing month. A billing month that straddles two calendar quarters or two calendar years shall be deemed to occur in the calendar quarter or calendar year in which the majority of the days comprising such billing month fall.